EXHIBIT 10.65

MCI, INC.

2003 MANAGEMENT RESTRICTED STOCK PLAN

MCI, INC.

2003 MANAGEMENT RESTRICTED STOCK PLAN

1. Purpose. This MCI, Inc. 2003 Management Restricted Stock Plan (the “Plan”) is intended to attract, retain and motivate highly competent persons as officers and key employees of MCI, Inc., a Delaware corporation (the “Company”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards hereunder (collectively “Awards”).

2. Administration.

(a) Committee. The Plan will be administered by the Board of Directors of the Company (“Board”) or, at the Board’s discretion, by a committee (the “Committee”) appointed by the Board from among its members. It is intended that such a Committee consist of not less than two (2) members each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, no action of the Committee shall be void or voidable solely because its members do not then qualify as Non-Employee Directors or outside directors. All references herein to “Committee” shall be deemed to include the Board.

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration and operation of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee, in its sole and absolute discretion, shall be binding and conclusive on all participants and their successors, beneficiaries and legal representatives.

(c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses (including attorney’s fees) to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation and Advisers. To the fullest extent permitted under Section 157 of the Delaware General Corporation Law, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have participated in the Plan, as determined by the Committee.

3. Common Stock Available Under the Plan.

(a) Basic Limitations. The aggregate number of shares of common stock of the Company (the “Common Stock”) that may be subject to the Awards granted under this Plan shall be 10,921,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 4 hereof.

(b) Additional Shares. Any shares of Common Stock subject to an Award which for any reason is cancelled, forfeited or otherwise terminated in a manner that any such shares are not issued to, are forfeited by or re-acquired from a participant, including any shares delivered to the Company as part or full payment for any Award or to satisfy a tax obligation, shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards.

(c) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of stock, options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 3(a) above.

4. Adjustment Provisions.

(a) Adjustment Generally. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to the shares available under the Plan and to each outstanding stock unit such that each such Award shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such stock unit had such Award been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b) Modification of Awards. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the purchase price applicable to outstanding Awards, and the fair market value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods, if applicable. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

5. Participants. Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

6. Type of Awards.

(a) General. Awards under the Plan may be granted in any one or a combination of Stock Awards or Stock Units. Each such grant is described below. Awards granted under the Plan shall be evidenced by an agreement (which need not be identical) that may provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

(b) Initial Awards. As of the Effective Date, Stock Awards or Stock Units shall be granted to certain officers and key employees in amounts and upon such terms and conditions as the Committee shall have approved prior to such date. Such an initial Award shall vest in equal quarterly installments over the three-year period beginning on the Effective Date, provided the participant remains employed by the Company or any subsidiary thereof. In addition, a pro rata portion of the unvested Shares subject to such an initial Award shall vest upon a participant’s death or disability (as determined for purposes of the applicable long term disability plan of the Company or its subsidiary), but not for any other termination of employment unless otherwise determined by the Committee in its sole discretion.

(c) Exchange of Awards. At the discretion of the Committee and in such manner determined by the Committee, a participant may exchange all or a portion of such participant’s unvested Stock Units for similarly unvested Stock Awards, or such participant’s unvested Stock Awards for similarly unvested Stock Units.

7. Stock Awards.

(a) Generally. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor.

(b) Additional Terms. Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(c) Rights as a Shareholder. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

8. Stock Units.

(a) Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 8 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b) Settlement of Stock Units. Shares of Common Stock shall be distributed to a participant in settlement of his or her Stock Units unless otherwise determined by the Committee.

(c) Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

9. Foreign Laws. The Committee may grant Awards to individual participants who are subject to the laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee to be (a) necessary to comply with applicable foreign laws or business practices, (b) necessary to avoid unfavorable tax treatment of such Awards, or (c) otherwise appropriate. The most senior human resources officer of the Company (the “HRO”) may also make the same types of modifications to such an Award, other than an Award issued to an officer of the Company or its subsidiaries who is subject to Section 16 of the Exchange Act. The

Committee or the HRO may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 9 and no action may be taken which would result in a violation of any applicable law.

10. Change in Control.

(a) Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (b) below) of the Company and any participant hereunder is terminated without Cause (as defined in the agreement pertaining to the Award) within two years thereafter, all then outstanding Stock Units of such participant shall immediately vest and become settleable and any restrictions on Stock Awards of such participant shall immediately lapse. Thereafter, all Awards shall be subject to the terms of any agreement effecting the Change in Control.

(b) Definitions. For purposes of this Section 10, a “Change in Control” of the Company, with respect to any participant, shall be deemed to have occurred upon any of the following events (unless another definition is provided in any applicable individual change in control agreement between the Company and the participant, in which case such agreement shall govern):

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries (as defined in the Indenture) taken as a whole to any other “person” or “group,” as that term is used in Section 13(d)(3) of the Exchange Act (other than the Company or any of its Restricted Subsidiaries), other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of the transaction and other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of the transaction;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act (except that a person shall be deemed to have beneficial ownership of all shares that such Person has a right to acquire, whether such right is exercisable immediately or after 60 days), directly or indirectly of more than 50% of the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise;

(iv) the merger or consolidation with or into another Person or merger of another Person into the Company with the effect that immediately after that transaction the existing stockholders of the Company immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

(v) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. For purposes of the preceding clause, “Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who: (1) was a member of the Company’s Board of Directors on the Effective Date; or (2) was nominated for election or elected to the Company’s Board of Directors with the affirmative vote of, or whose election or appointment was otherwise approved or ratified (whether before or after nomination or election) by, at least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination, election or approval, as applicable.

11. Nontransferability. Each Award granted under the Plan to a participant (other than vested Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Award may permit the transferability of such Award by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren, trusts for the benefit of such persons, or partnerships, corporations, limited liability companies or other entities owned solely by such persons, subject to any restriction included in the award agreement pertaining to such Award.

12. Other Provisions. The award of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award awarded to any other participant) as the Committee determines appropriate, including, without limitation, the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, for the acceleration of vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

13. Withholding. All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state, local and non-U.S. withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

14. No Employment Rights. A participant shall not have any right to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee or otherwise by reason of his or her participation in the Plan, and any such participant’s employment shall not be enlarged or otherwise affected by his or her designation as a participant or by transactions under the Plan.

15. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Duration, Amendment and Termination. No Award shall be granted more than ten (10) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time, subject to the shareholder approval if and to the extent required under the rules of any stock exchange or automated quotation system on which the Company’s common stock is then listed or quoted.

18. Governing Law. The Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

19. Effective Date. The Plan shall be effective as of the date on which all the conditions to the effectiveness of the Company’s plan of reorganization have been satisfied or waived (the “Effective Date”).

Index of Defined Terms

Term	Section Where Defined or First Used
Awards	1
Board	2(a)
Change in Control	10(b)
Chapter 11 Plan	10(b)
Code	2(a)
Committee	2(a)
Common Stock	3(a)
Company	1
Dividend Equivalent Right	8(c)
Effective Date	19
Exchange Act	2(a)
Plan	1
Stock Award	7(a)
Stock Unit	8(c)